Exhibit 5.1

100 North City Parkway, Suite 1750
Las Vegas, NV 89106-4617
Tel: 702-471-7000
Fax:702-471-7070
www.ballardspahr.com

July 29, 2016

Chembio Diagnostics, Inc.
3661 Horseblock Road
Medford, New York 11763

Re:Registration Statement on Form S-3

 Ladies and Gentlemen:
We have acted as Nevada counsel to Chembio Diagnostics, Inc., a Nevada corporation (the "Corporation"), in connection with the Corporation's Registration Statement on Form S-3 (File No. 333-210003) (the "Base Registration Statement") as filed with the United States Securities and Exchange Commission (the "Commission") on March 8, 2016 under the Securities Act of 1933 as amended (the "Securities Act"), and as amended on the date hereof (the "Amended Registration Statement") for the inclusion of the supplement of the prospectus included the Base Registration Statement (the "Prospectus Supplement").  The Amended Registration Statement covers the sale pursuant to the Purchase Agreement dated as of July 29, 2016 (the "Purchase Agreement") between the Corporation and Craig-Hallum Capital Group LLC ("Purchaser"), as Representative to the Several Underwriters names in Schedule I thereto, of an aggregate of 2,000,000 shares (the "Firm Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, as well as, the option for the Underwriters to purchase up to 300,000 additional shares of Common Stock on the terms and for the purposes set forth in the Purchase Agreement (the "Option Shares," and collectively with the Common Stock, the "Shares").
In connection therewith, we have examined, and relied upon the accuracy of factual matters contained in: (a) the Articles of Incorporation of the Corporation filed with the Nevada Secretary of State on May 14, 1999, as amended (the "Articles"); (b) the Amended and Restated Bylaws of the Corporation, as amended (the "Bylaws"); (c) resolutions adopted by the Corporation's board of directors authorizing the filing of the Registration Statement with the Commission, the filing of the Prospectus Supplement, the terms of the Purchase Agreement, and related matters thereto (the "Board Resolutions"); and (d) the Registration Statement and the exhibits thereto, as amended to the date hereof.  We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Corporation and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.
In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.
On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that the Shares to be issued and sold by the Corporation have been duly authorized for issuance and, when the Amended Registration Statement has been declared effective under the Securities Act and when said Shares are issued and delivered against receipt of payment therefore in accordance with the Purchase Agreement, such Shares will be duly authorized, validly issued, fully paid and nonassessable.
This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.
We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement and any supplement thereto.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ Ballard Spahr LLP